UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2008 (October 13, 2008)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification No.)
incorporation)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Liz Claiborne, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that Michael Scarpa, Chief Operating Officer, will leave the company effective November 30, 2008.   In addition to the compensation and benefits to which he is entitled pursuant to the Executive Severance Agreement dated March 1, 2006 between the Company and Mr. Scarpa, Mr. Scarpa will receive a grant of 18,500 restricted shares of Company common stock, which will vest one year from the grant date, subject to forfeiture.
In addition, Andrew Warren, the Company’s Chief Financial Officer, has added the title of Executive Vice President. In connection with this promotion, the Compensation Committee of the Company’s Board Of Directors approved an increase in Mr. Warren’s annual salary from $575,000 to $700,000.
The press release announcing these matters (which is attached hereto as Exhibit 99.1) is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: October 17, 2008	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President – General Counsel and Secretary